UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): July 24, 2012

MACE SECURITY INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	0-22810	03-0311630
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

240 Gibraltar Road, Suite 220, Horsham, Pennsylvania 19044
(Address of Principal Executive Offices)

Registrant's Telephone No., including area code:  (267) 317-4009

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The Company has decided to voluntarily suspend its reporting obligations under the Securities Exchange Act of 1934, as amended (“Exchange Act”). The Company has less than 300 shareholders of record and intends to accomplish the suspension of its reporting obligations by filing a Form 15 with the Securities and Exchange Commission (the “SEC”). Prior to filing the Form 15, the Company will file post-effective amendments that terminate all active registration statements filed under the Securities Act of 1933, as amended. The filings are expected to be complete on or about July 27, 2012.  In accordance Rule 12h-3 of the Exchange Act, the termination of reporting obligations will become final 90 days following the filing of the Form 15 with the SEC. However, the Company’s obligation to file periodic reports and forms with the SEC, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, will be suspended immediately upon filing of the Form 15. Even though the Company will not be filing financial statements with the SEC, the Company intends to continue to provide its shareholders financial statements, including annual audited financial statements, and periodic disclosures of material events. The Company also intends to post such information within the OTC Market website.

Following the Form 15 filing, the Company’s common stock, which is currently traded on the OTCQB™ Marketplace, will be eligible for quotation on the OTC Pink Marketplace by broker-dealers. The OTC Pink Marketplace is a centralized quotation service that collects and publishes market maker quotes in Level 2 real time, primarily through its website at www.otcmarkets.com. Although the Company expects to be quoted on the OTC Pink Marketplace, the Company can provide no assurance as to the number of broker-dealers that will continue to make a market in the Company’s common stock, which is a requirement for OTC Pink Marketplace trading.

A copy of a press release issued by the Company on July 24, 2012 regarding the Company’s decision to deregister its securities with the SEC is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit is being filed herewith:

99.1	Press Release of Mace Security International, Inc. dated July 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACE SECURITY INTERNATIONAL, INC.

		By:	/s/ Gregory M. Krzemien
Gregory M. Krzemien
Chief Financial Officer and Treasurer

Date:	July 24, 2012

Exhibit No.	Description

99.l	Press Release of Mace Security International, Inc. dated July 24, 2012.